UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2006

L-3 Communications Holdings, Inc. L-3 Communications Corporation
(Exact Name of Registrants as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-14141 333-46983	13-3937434 13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company’s Chairman and Chief Executive Officer, Frank C. Lanza, passed away on June 6, 2006. Michael T. Strianese, L-3’s Chief Financial Officer, has been elected to serve in an interim capacity as Chief Executive Officer until a successor is selected. The Board also appointed Robert B. Millard as non-executive Chairman.

Section 8 — Other Events

Item 8.01    Other Events.

On June 7, 2006, the Company issued a press release announcing the death of Frank C. Lanza, its Chairman and Chief Executive Officer.

On June 9, 2006, the Company issued a press release announcing that Michael T. Strianese has been elected to serve as interim Chief Executive Officer and Robert B. Millard has been appointed as non-executive Chairman.

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated June 7, 2006
99.2	Press Release of the Company dated June 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Christopher C. Cambria
	Name:	Christopher C. Cambria
	Title:	Senior Vice President, Secretary and General Counsel

Dated: June 9, 2006

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated June 7, 2006
99.2	Press Release of the Company dated June 9, 2006